                                                                     EXHIBIT 5.1

WILMER CUTLER PICKERING
   HALE AND DORR LLP


August 5, 2005                                             60 STATE STREET
                                                           BOSTON, MA 02109
                                                           +1 617 526 6000
                                                           +1 617 526 5000 fax
Thermo Electron Corporation                                wilmerhale.com
81 Wyman Street
Waltham, Massachusetts  02454-9046

Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the issuance and exchange of up to $250,000,000 aggregate principal amount of 5% Senior Notes due 2015 (the "New Notes") of Thermo Electron Corporation, a Delaware corporation (the "Company").

The New Notes are to be issued pursuant to an Indenture, dated as of May 27, 2005 (the "Indenture"), between the Company and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"), which is filed as Exhibit 4.3 to the Registration Statement. The New Notes are to be issued in an exchange offer (the "Exchange Offer") for a like aggregate principal amount of currently outstanding 5% Senior Notes due 2015 issued May 27, 2005 (the "Old Notes") in accordance with the terms of a Registration Rights Agreement, dated as of May 27, 2005 (the "Registration Rights Agreement"), by and among the Company and the Initial Purchasers (as defined therein), which is filed as Exhibit 4.4 to the Registration Statement.

We are acting as counsel for the Company in connection with the issuance by the Company of the New Notes. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Registration Rights Agreement, the Indenture, resolutions adopted by the board of directors of the Company, as provided to us by the Company, the certificate of incorporation and by-laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and exchange of the New Notes in the Exchange Offer, to register and qualify the New Notes for issuance under all applicable state securities or "blue sky" laws.

  BALTIMORE    BEIJING    BERLIN    BOSTON    BRUSSELS    LONDON     MUNICH
NEW YORK     NORTHERN VIRGINIA     OXFORD    PALO ALTO    WALTHAM     WASHINGTON

Thermo Electron Corporation
August 5, 2005
Page 2

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York and the federal laws of the United States of America.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing and (iv) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or documents or obligations referred to herein, or any other matters, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. In addition, we express no opinion with respect to the enforceability of any provision of the New Notes requiring the payment of interest on overdue interest.

We also express no opinion herein as to any provision of the New Notes or any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the New Notes or any agreement on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct or (g) which provides that the terms of the New Notes may not be waived or modified except in writing.

Based upon and subject to the foregoing, we are of the opinion that the New Notes, when executed by the Company, authenticated by the Trustee in the manner provided by the Indenture and issued and delivered against surrender of the Old Notes in accordance with the terms and conditions of the Registration Rights Agreement, the Indenture and the Exchange Offer, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture.

It is understood that this opinion is to be used only in connection with the offer and exchange of the New Notes while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Thermo Electron Corporation
August 5, 2005
Page 3

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Validity of the New Notes." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
  HALE AND DORR LLP

By:   /s/ David E. Redlick
    -------------------------------
      David E. Redlick, a Partner